Exhibit 99.1

Ballantyne Strong, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Ballantyne Strong, Inc. (“Ballantyne” or the “Company”) and reflect adjustments to the Company’s historical financial results as reported under generally accepted accounting principles in the United States (GAAP) in connection with certain subsidiaries of the Company entering into the Agreements (as defined in Note 1 to these pro forma financial statements) with Firefly Systems Inc. (“Firefly”) on August 3, 2020.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 gives effect to the Agreements as if they were entered into March 31, 2020, and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2020 and year ended December 31, 2019 give effect to the Agreements as if they were entered into January 1, 2019.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 12, 2020.

The unaudited pro forma condensed consolidated financial statements included herein are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the Agreements had actually been effective on the date indicated and are not intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based on currently available information and certain estimates and assumptions reflecting events directly attributable to the Agreements. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with their related notes.

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2020

(In thousands, except par values)

	Historical	Pro Forma Adjustments	Notes	Pro Forma

Assets
Current assets:
Cash and cash equivalents	$6,546	$(1,426)	(a)	$5,120
Restricted cash	351	-		351
Accounts receivable, net	10,252	-		10,252
Inventories, net	2,794	-		2,794
Recoverable income taxes	262	-		262
Other current assets	2,642	(754)	(b)	1,888
Total current assets	22,847	(2,180)		20,667
Property, plant and equipment, net	9,836	(429)	(c)	9,407
Operating lease right-of-use assets	5,438	-		5,438
Finance lease right-of-use assets	2,333	-		2,333
Investments	14,368	9,284	(d)	23,652
Intangible assets, net	1,453	-		1,453
Goodwill	842	-		842
Other assets	98	-		98
Total assets	$57,215	$6,675		$63,890

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,139	$(167)	(e)	$4,972
Accrued expenses	3,830	-		3,830
Short-term debt	3,188	-		3,188
Current portion of long-term debt	1,016	-		1,016
Current portion of operating lease obligations	974	-		974
Current portion of finance lease obligations	1,633	-		1,633
Deferred revenue and customer deposits	3,175	1,708	(f)	4,883
Total current liabilities	18,955	1,541		20,496
Long-term debt, net of current portion and debt issuance costs	2,757	-		2,757
Operating lease obligations, net of current portion	4,632	-		4,632
Finance lease obligations, net of current portion	3,561	-		3,561
Deferred revenue and customer deposits, net of current portion	32	-		32
Deferred income taxes	2,918	-		2,918
Other long-term liabilities	110	-		110
Total liabilities	32,965	1,541		34,506

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-		-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,445 shares; outstanding 14,651 shares	174	-		174
Additional paid-in capital	42,862	-		42,862
Retained earnings	5,554	5,134	(g)	10,688
Less 2,794 of common shares in treasury, at cost	(18,586)	-		(18,586)
Accumulated other comprehensive loss	(5,754)	-		(5,754)
Total stockholders’ equity	24,250	5,134		29,384
Total liabilities and stockholders’ equity	$57,215	$6,675		$63,890

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2020

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Net product sales	$6,404	$-		$6,404
Net service revenues	7,171	(1,018)	(a)	6,153
Total net revenues	13,575	(1,018)		12,557
Cost of products sold	4,695	-		4,695
Cost of services	4,627	(864)	(b)	3,763
Total cost of revenues	9,322	(864)		8,458
Gross profit	4,253	(154)		4,099
Selling and administrative expenses:
Selling	1,344	(328)	(c)	1,016
Administrative	4,830	(263)	(d)	4,567
Total selling and administrative expenses	6,174	(591)		5,583
Loss on disposal of assets	-	-		-
Loss from operations	(1,921)	437		(1,484)
Other income (expense):
Interest expense	(272)	-		(272)
Fair value adjustment to notes receivable	-	-		-
Foreign currency transaction gain	488	-		488
Other income, net	289	(270)	(e)	19
Total other income	505	(270)		235
Loss before income taxes and equity method investment income	(1,416)	167		(1,249)
Income tax expense	(400)	-		(400)
Equity method investment income	1,369	-		1,369
Net loss	$(447)	$167		$(280)

Basic loss per share	$(0.03)			$(0.02)
Diluted loss per share	$(0.03)			$(0.02)

Weighted-average shares used in computing net loss per share:
Basic	14,625			14,625
Diluted	14,625			14,625

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss

Three Months Ended March 31, 2020

(In thousands)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Net loss	$(447)	$167	(a)	$(280)
Adjustment to postretirement benefit obligation	(4)	-		(4)
Unrealized loss on available-for-sale securities of equity method investments, net of tax	(76)	-		(76)
Currency translation adjustment:
Unrealized net change arising during period	(1,205)	-		(1,205)
Total other comprehensive loss	(1,285)	-		(1,205)
Comprehensive loss	$(1,732)	$167		$(1,485)

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2019

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Net product sales	$29,436	$-		$29,436
Net service revenues	33,114	(4,262)	(a)	28,852
Total net revenues	62,550	(4,262)		58,288
Cost of products sold	19,403	-		19,403
Cost of services	24,674	(6,010)	(b)	18,664
Total cost of revenues	44,077	(6,010)		38,067
Gross profit	18,473	1,748		20,221
Selling and administrative expenses:
Selling	5,281	(1,280)	(c)	4,001
Administrative	17,085	(920)	(d)	16,165
Total selling and administrative expenses	22,366	(2,200)		20,166
Loss on disposal of assets	(107)	38		(69)
Loss from operations	(4,000)	3,986		(14)
Other income (expense):
Interest income	3	-		3
Interest expense	(823)	-		(823)
Fair value adjustment to notes receivable	(2,857)	-		(2,857)
Foreign currency transaction loss	(265)	-		(265)
Other income, net	2,132	(429)	(e)	1,703
Total other expense	(1,810)	(429)		(2,242)
Loss before income taxes and equity method investment loss	(5,810)	3,557		(2,253)
Income tax expense	(2,282)	-		(2,282)
Equity method investment loss	(2,011)	-		(2,011)
Net loss	$(10,103)	$3,557		$(6,546)

Basic loss per share	$(0.70)			$(0.45)
Diluted loss per share	$(0.70)			$(0.45)

Weighted-average shares used in computing net loss per share:
Basic	14,488			14,488
Diluted	14,488			14,488

Ballantyne Strong, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss

Year Ended December 31, 2019

(In thousands)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Net loss	$(10,103)	$3,557	(a)	$(6,546)
Adjustment to postretirement benefit obligation	(36)	-		(36)
Unrealized gain on available-for-sale securities of equity method investments, net of tax	391	-		391
Currency translation adjustment:
Unrealized net change arising during period	554	-		554
Total other comprehensive income	909	-		554
Comprehensive loss	$(9,194)	$3,557		$(5,992)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(in thousands, except per share information)

Note 1: Description of Transaction

On August 3, 2020, Strong Digital Media, LLC (“SDM”), an indirect subsidiary of Ballantyne, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Firefly, pursuant to which SDM agreed to sell substantially all of the assets primarily related to its Strong Outdoor operating business to Firefly and continue to make available 300 digital taxi tops to Firefly. SDM is retaining certain accounts receivable as well as liabilities other than executory obligations under transferred contracts to the extent such liabilities are required to be performed following closing or constitute certain deferred revenue. The transaction closed on the same day.

In May 2019, Ballantyne transferred its digital taxi-top advertising business to Firefly and became an investor in Firefly. With the current transaction, Ballantyne transferred all of its remaining taxi-top advertising business to Firefly.

As consideration for entering into the Asset Purchase Agreement, SDM received approximately $0.6 million in cash consideration and approximately $3.2 million of Firefly’s Series A-3 preferred shares.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, (i) SDM received approximately $1.1 million of Firefly’s Series A-2 preferred shares, which constituted the remaining shares to be issued pursuant to the Unit Purchase Agreement dated May 21, 2019 (the “Unit Purchase Agreement”), (ii) Firefly no longer has an option to repurchase any of the Series A-2 preferred shares issued to SDM, (iii) accounts payable to Firefly were cancelled and forgiven, and (iv) the Taxicab Advertising Collaboration Agreement dated May 21, 2019 was terminated. SDM currently holds approximately $5.7 million of Firefly Series A-2 preferred shares, which includes the shares issued to SDM as part of the May 2019 transaction.

As contemplated by the Asset Purchase Agreement, the newly issued Series A-2 preferred shares of Firefly will be held by SDM, and the previously issued Series A-2 preferred shares of Firefly held by Fundamental Global Venture Partners, LP (“FGVP”), an investment fund managed by Fundamental Global Advisors, LLC in which SDM is the sole limited partner, were transferred to SDM. The Asset Purchase Agreement includes customary representations and warranties. SDM is indemnifying Firefly for excluded liabilities related to the transferred business.

Convergent Media Systems Corporation (“Convergent”), an indirect subsidiary of Ballantyne, entered into a Master Services Agreement (the “Master Services Agreement”) with Firefly, pursuant to which Convergent agreed to provide certain support services to Firefly, including remote equipment monitoring and diagnostics of screens until no later than December 31, 2022 and transition advertising instruction and integration services, content management services, ad-hoc reporting and analysis, wireless service, advertising content management services, and mapping data until no later than six months from closing. As consideration for entering into the Master Services Agreement, Convergent received $2.0 million in cash consideration.

On August 3, 2020, Strong/MDI Screen Systems, Inc. (“MDI”), a direct subsidiary of Ballantyne, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” and, collectively with the Asset Purchase Agreement and the Master Services Agreement, the “Agreements”) with Firefly, pursuant to which MDI agreed to purchase $4.0 million of Firefly’s Series A-3 preferred shares at the initial closing, which took place on the same day, and Ballantyne and its affiliated entities may purchase an additional $2.0 million of Firefly’s Series A-3 preferred shares at a second closing subject to certain conditions. As contemplated by the Stock Purchase Agreement and ancillary investment agreements, Ballantyne and its affiliated entities will have the right to designate a director to be elected to the board of directors of Firefly, subject to holding, together with its affiliates, approximately $7.2 million of Firefly’s Series A-3 preferred shares and other conditions. Ballantyne and its affiliated entities intend to designate Kyle Cerminara, Chairman of Ballantyne’s board of directors and a principal of Ballantyne’s largest shareholder, to Firefly’s board of directors.

Note 2: Pro Forma Adjustments

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis are performed and have been made solely for the purpose of providing unaudited pro forma condensed financial statements. Differences between these preliminary estimates and the final accounting may occur, and these differences could have a material effect on the accompanying unaudited pro forma condensed financial statements. Pursuant to the Agreements, the Company retained certain assets and liabilities associated with Strong Outdoor, and, accordingly, those are not reflected as pro forma adjustments. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2020

(a) This adjustment represents MDI’s purchase of $4.0 million of Firefly’s Series A-3 preferred shares pursuant to the Stock Purchase Agreement, partially offset by the receipt of $0.6 million cash consideration pursuant to the Asset Purchase Agreement and $2.0 million cash consideration pursuant to the Master Services Agreement.

(b) This adjustment reflects the receipt of Firefly’s Series A-2 preferred shares in connection with the earnout provision of the Unit Purchase Agreement that was recorded within Other current assets until the receipt of the shares, the write-off of deferred contract acquisition costs and the transfer of certain prepaid expenses to Firefly.

(c) This adjustment reflects the transfer of certain equipment to Firefly.

(d) This adjustment represents the increase to the Company’s investment in Firefly as a result of MDI’s purchase of $4.0 million of Firefly’s Series A-3 preferred shares, receipt of $3.2 million of Firefly’s Series A-3 preferred shares in connection with the Asset Purchase Agreement, receipt of $0.9 million of Firefly’s Series A-2 preferred shares in connection with the earnout provision of the Unit Purchase Agreement and the recognition of $1.2 million of Firefly’s Series A-2 preferred shares in connection with the release of the Company’s obligation to exercise the purchase option contained within the master lease agreement related to the digital tops the Company has made available to Firefly.

(e) This adjustment reflects the accounts payable to Firefly that were cancelled and forgiven.

(f) This adjustment reflects the receipt of $2.0 cash consideration pursuant to the Master Services Agreement, partially offset by the deferred revenue transferred to Firefly.

(g) This adjustment reflects the estimated gain arising from the Agreements. This estimated gain has not been reflected in the pro forma unaudited condensed consolidated statements of operations as it is considered to be nonrecurring in nature.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2020

(a) This adjustment reflects the reversal of all Net service revenues directly attributable to Strong Outdoor, partially offset by Net service revenues in connection with the Master Services Agreement.

(b) This adjustment reflects the reversal of all Cost of services directly attributable to Strong Outdoor.

(c) This adjustment reflects the reversal of all Selling expenses directly attributable to Strong Outdoor.

(d) This adjustment reflects the reversal of the portion of Administrative expenses directly attributable to the operations of Strong Outdoor that were sold to Firefly.

(e) This adjustment reflects the reversal of the gain on the May 2019 transaction with Firefly.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss for the three months ended March 31, 2020

(a) This adjustment reflects the change to Net loss as presented in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2020.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2019

(a) This adjustment reflects the reversal of Net service revenues directly attributable to Strong Outdoor, partially offset by Net service revenues in connection with the Master Services Agreement.

(b) This adjustment reflects the reversal of Cost of services directly attributable to Strong Outdoor.

(c) This adjustment reflects the reversal of Selling expenses directly attributable to Strong Outdoor.

(d) This adjustment reflects the reversal of the portion of Administrative expenses directly attributable to the operations of Strong Outdoor that were sold to Firefly.

(e) This adjustment reflects the reversal of the gain on the May 2019 transaction with Firefly.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss for the year ended December 31, 2019

(a) This adjustment reflects the change to Net loss as presented in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2019.